Exhibit 99.3

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM REPORTS NEW CATHETER-BASED METHODS SIGNIFICANTLY

BOOST CARDIAC GENE DELIVERY IN LATE-BREAKING PRESENTATION

AT 2012 AMERICAN SOCIETY OF GENE & CELL THERAPY MEETING

SAN DIEGO, CA – May 16, 2012 – Cardium Therapeutics (NYSE MKT: CXM) today announced a late-breaking poster presentation at the American Society of Gene & Cell Therapy (ASGCT) 15th Annual Meeting being held May 16-19, 2012 at the Pennsylvania Convention Center in Philadelphia, PA.

The new research findings demonstrate that cardiac ischemia plays an important role in adenovector gene transfection (delivery) in mammalian hearts. Based on this understanding, using a standard balloon angioplasty catheter, researchers have developed and tested a new method to induce transient ischemia during a non-surgical interventional cardiac procedure, which when coupled with the infusion of nitroglycerin, boosts the delivery (cell transfection) of an adenovector gene construct into heart cells. The increase in adenovector-based gene transfection with the new technique is over two orders of magnitude (>100 fold).

Cardium’s new method of adenovector delivery takes advantage of the findings that transient ischemia appears to alter the permeability barrier of the vascular endothelium and may expose the blood to the coxsackie-adenovirus receptor mediating adenovector uptake by the heart. Balloon angioplasty catheters have been used for many years to dilate blocked coronary arteries, sometimes with use of a stent, and these catheters have also been used safely by cardiologists in patients with coronary artery disease to study the effects of brief ischemia. Cardium’s new technique inflates the balloon in non-narrowed areas, and only enough to briefly interrupt flow using inflation pressure that is less than that used for performing angioplasty.

Cardium’s recently initiated Russian-based ASPIRE Phase 3 / registration clinical study uses transient ischemia techniques during non-surgical percutaneous catheterization with a standard angioplasty catheter together with the intracoronary infusion of nitroglycerin with the Generx® [Ad5FGF-4] product candidate for the treatment of patients with myocardial ischemia and stable angina pectoris. These patients have atherosclerotic coronary artery disease, and the Company’s Generx product candidate is intended to stimulate the growth of new or additional collateral blood vessels to bypass blockages.

These studies were conducted at Emory University School of Medicine, led by Jakob Vinten-Johnasen, PhD., and co-sponsored by a Small Business Innovative Research grant from the National Institutes of Health (Cardium Therapeutics) and the Carlyle Fraser Heart Center (Emory). At the conference Gabor M. Rubanyi, MD, PhD, Cardium’s Chief Scientific Officer, will present the late-breaking poster entitled “Transient Ischemia is Necessary for Efficient Adenovector Gene Transfer in the Heart”, on May 17, 2012 from 3:00 to 5:30 p.m. in Exhibit Hall A. The poster presentation can be viewed at http://www.cardiumthx.com/pdf/Generx-ASGCT-Poster-Presentation-May-2012.pdf.

In addition, Dr. Rubanyi will also make an oral presentation titled: “New Perspectives for Angiogenic Gene Therapy to Treat Myocardial Ischemia in Patients with Coronary Disease” to attendees at the ASGCT Meeting today, May 16. The presentation will provide a historical overview of the Generx clinical development program and how these new and important preclinical findings have been incorporated into the protocol for the 100-patient Generx ASPIRE Phase 3 registration study which was recently initiated in the Russian Federation for patients with myocardial ischemia and stable angina pectoris. The presentation is now available for viewing at http://www.cardiumthx.com/pdf/Generx-ASGCT-May-2012-Rubanyi.pdf.

About Generx and the ASPIRE Study

Generx (Ad5FGF-4) is a disease-modifying regenerative medicine biologic that is being developed to offer a one-time, non-surgical option for the treatment of myocardial ischemia in patients with stable angina due to coronary artery disease, who might otherwise require surgical and mechanical interventions, such as coronary artery by-pass surgery or balloon angioplasty and stents. Similar to surgical/mechanical revascularization approaches, the goal of Cardium’s Generx product candidate is to improve blood flow to the heart muscle – but to do so non-surgically, following a single administration from a standard balloon angioplasty catheter. The video “Cardium Generx Cardio-Chant” provides an overview Generx and can be viewed at http://www.youtube.com/watch?v=pjUndFhJkjM.

In March 2012, Cardium reported on the ASPIRE Phase 3 registration study to evaluate the therapeutic effects of its lead product candidate, Generx in patients with myocardial ischemia due to coronary artery disease. The ASPIRE study, a 100-patient, randomized and controlled multi-center study to be conducted at up to eight leading cardiology centers in the Russian Federation, is designed to further evaluate the safety and effectiveness of Cardium’s Generx DNA-based angiogenic product candidate, which has already been tested in clinical studies involving 650 patients at more than one hundred medical centers in the U.S., Europe and elsewhere. The efficacy of Generx will be quantitatively assessed using rest and stress SPECT (Single-Photon Emission Computed Tomography) myocardial imaging to sensitively measure improvements in microvascular cardiac perfusion following a one-time, non-surgical, catheter-based administration of Generx.

The Cedars-Sinai Medical Center Nuclear Cardiology Core Laboratory in Los Angeles, California, will serve as the central core lab for the ASPIRE study and will be responsible for the analysis of SPECT myocardial imaging data electronically transmitted from the Russian medical centers participating in the ASPIRE study. Advanced Biosciences Research, an affiliate of bioRASI which is a global clinical research organization, is Cardium’s Russian sponsor and development partner and is responsible for the ASPIRE program management and regulatory compliance. The Russian Health Authority has assigned Generx the therapeutic drug trade name of Cardionovo™ for marketing and sales in Russia. Information about the ASPIRE study is available at http://clinicaltrials.gov/ct2/show/NCT01550614?term=cardium&rank=1.

About Cardium

Cardium is a health sciences and regenerative medicine company focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen™ topical gel for wound care management recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that enhancements in the uptake of adenovectors can be successfully applied to improve the uptake or therapeutic effects of Generx in human patients; that Generx can be successfully advanced in clinical studies outside of the U.S.; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures, or that clinical studies even if successful will lead to product advancement or partnering; that improvements in the formulation or use of Generx will be commercially practicable, or that Generx could be successfully advanced as a therapeutic in developing markets or that the results of studies in such markets could be used to advance or broaden the regulatory or commercialization activities of Generx in the U.S. or other markets; that the ASPIRE clinical study will be successful or will lead to approval of Generx by the Russian Health Authority for marketing and sales in Russia or lead to approvals in other countries of the Commonwealth of Independent States; that additional clinical evidence regarding the safety and effectiveness of Generx that might be obtained in Russia would be useful for optimizing and broadening commercial development pathways in other industrialized countries; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that FDA or other regulatory clearances or other certifications, or other commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; or that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics™, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée™, Alena™, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.